UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2007

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)
Registrant’s telephone number, including area code: 908-730-4000
(Former Name or Former Address, if Changed Since Last Report.) Not applicable.

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007 the Board of Directors of Foster Wheeler Ltd. (the “Company”) authorized a Second Amendment to the August 11, 2006 Employment Agreement between the Company and Raymond J. Milchovich (the “Second Amendment”).  The Second Amendment provides that upon a voluntary termination by Mr. Milchovich  other than for good reason, vested restricted stock shall not be forfeited and  that the  period Mr. Milchovich has for exercising Options  is extended to the extent allowable under Internal Revenue Code Section 409A.  It also clarifies that all periods regarding the exercise or sale of equity shall be extended if the final exercise date is a date upon which applicable law would preclude Mr. Milchovich from exercising or selling.  The Second Amendment also makes the equity awarded to Mr. Milchovich in August 2006 subject to the Company’s Share Ownership Guidelines.  For more details, please refer to the complete Second Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment, effective February 27, 2007, to the Employment Agreement, effective August 11, 2006, by and between Foster Wheeler, Ltd. and Raymond J. Milchovich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: March 2, 2007	By:	/s/ Peter J. Ganz Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, effective February 27, 2007, to the Employment Agreement, effective August 11, 2006, by and between Foster Wheeler, Ltd. and Raymond J. Milchovich.